Exhibit 10.3

AMENDMENT No. 2 TO 12% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 2 to the 12% Senior Secured Convertible Promissory Note (this “Amendment”) dated January 28, 2021 is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Borrower”), on the one hand, and YVSGRAMORAH LLC (the “Holder”), on the other hand. The Borrower and the Holder will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the 12% Senior Secured Convertible Promissory Note dated March 6, 2019, as amended, issued by the Borrower to the Holder (the “Note”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on March 6, 2019, the Borrower issued to the Holder the Note in the principal amount of $50,000 (the “Principal Amount”);

WHEREAS, the Note is currently in default;

WHEREAS, the Note is convertible into shares of Common Stock of the Borrower at a rate of $0.10 per share (the “Conversion Price”);

WHEREAS, the Note matures on March 20, 2021 (the “Maturity Date”);

WHEREAS, the Parties wish to amend the Note to change the Conversion Price to $0.01 per share; and

WHEREAS, as consideration for lowering the Conversion Price, the Holder wishes to (i) extend the Maturity Date of the Note from March 20, 2021 to March 1, 2022; and (ii) waive all current “Events of Default” pertaining to the Note and all defaults of the Securities Purchase Agreement dated March 6, 2019 between the Borrower and the Holder (the “SPA”), the Security and Pledge Agreement dated March 6, 2019 between the Borrower and the Holder (the “Security Agreement”), and the Common Stock Purchase Warrant issued March 6, 2019 by the Borrower to the Holder (the “Warrant”) (the Note, the SPA, the Security Agreement, and the Warrant, together, the “Transaction Documents”), and to waive all future “Events of Default” pertaining to the timeliness of all future interest payments under the Note and all future defaults in the Transaction Documents pertaining to the timeliness of the Borrower’s filings with the Securities and Exchange Commission (the “SEC”) until March 1, 2022.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1.                Revised Conversion Price. Pursuant to Section 7(i) of the Note, Section 4(b) of the Note is hereby amended so that, as amended, Section 4(b) of the Note reads as follows:

(b)       Conversion Price. The Conversion Price of the Common Stock into which the Principal Amount, or the then outstanding interest due thereon, of this Note is convertible shall be $0.01 per share (subject to adjustments as described herein). In the event the Company (i) makes a distribution or distributions on Common Shares payable in Common Shares or any Common Share Equivalents(which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding Common Shares into a larger number of Common Shares, (iii) combines (including by way of a reverse split) outstanding Common Shares into a smaller number of Common Shares or (iv) issues, in the event of a reclassification of Common Shares, any Common Shares of the Company, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of members entitled to receive such distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

1

2.                Extended Maturity Date. Pursuant to Section 7(i) of the Note, the definition of “Maturity Date,” as defined in the Note, is “March 1, 2022.”

3.                Waiver of Prior Defaults. Upon entering into this Amendment, the Holder hereby waives all “Events of Default” pertaining to the Note, known or unknown to the Holder, by Borrower prior to the date hereof. The Holder also waives all defaults of the Transaction Documents, known or unknown to the Holder by Borrower prior to the date hereof.

4.                Waiver of Future Defaults. Upon entering into this Amendment, the Holder hereby waives all future “Events of Default” pertaining to the timeliness of all future interest payments under the Note; however, all accrued and unpaid interest must be paid upon maturity of the Note. The Holder also waives all future defaults of the Transaction Documents pertaining the timeliness of the Borrower’s filings with the SEC until March 1, 2022.

5.                No Other Changes. Except as amended hereby, the Transaction Documents will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Note or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Note or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

6.                Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

7.                Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Note.

8.                Incorporation by Reference. The terms of the Note, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

9.                Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow]

2

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

BORROWER:	IIOT-OXYS, Inc.

Date: January 28, 2021	By	/s/ Clifford L. Emmons
Clifford L. Emmons, CEO

HOLDER:	YVSGRAMORAH LLC

Date: January 28, 2021	By	/s/ Sergey Gogin
Sergey Gogin, President

3

EXHIBIT A

12% Senior Secured Convertible Promissory Note dated March 6, 2019, as Amended

[See Attached]

4